Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated July 22, 2022 in Amendment No. 2 to the Registration Statement on Form F-4, under the Securities Act of 1933 (File No. 333-268819) relating to the audit of the consolidated balance sheets Etao International Group, subsidiaries, and variable interest entities (collectively the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity, and cash flows in each of the years for the two-year period ended December 31, 2021, and the related notes included herein (collectively referred to as the “financial statements”).

We also hereby consent to the incorporation of our report dated July 21, 2022 in Amendment No. 2 to the Registration Statement on Form F-4, under the Securities Act of 1933 (File No. 333-268819) relating to the audit of the consolidated balance sheets of Aaliance Insurance Broker Co., Ltd and its subsidiaries (collectively the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in deficit, and cash flows in each of the years for the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements).

We also hereby consent to the incorporation of our report dated July 21, 2022 in Amendment No. 2 to the Registration Statement on Form F-4, under the Securities Act of 1933 (File No. 333-268819) relating to the audit of the balance sheets Mengzhou Minsheng Hospital Ltd (the “Company”) as of December 31, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in equity, and cash flows in each of the years for the two-year period ended December 31, 2021, and the related notes included herein (collectively referred to as the “financial statements”).

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing.

San Mateo, California	WWC, P.C.
January 5, 2023	Certified Public Accountants
PCAOB ID: 1171